UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

NGP CAPITAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 2975 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01 Other Events.

On August 4, 2005, NGP Capital Resources Company (the “Registrant”) filed its Form 8-K relating to the Registrants’ press release (the “Press Release”) announcing its financial results for the second quarter of 2005, and on August 12, 2005, the Registrant filed its Form 10-Q for the quarter ended June 30, 2005 (the “Quarterly Report”).

The Registrant is filing this Form 8-K to correct certain information as reported in the Press Release and the Quarterly Report. The Registrant has discovered that in the section of the Press Release entitled “Portfolio and Investment Activity” and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity” of the Quarterly Report, the June 30, 2005 weighted average yield of the Registrants’ targeted investments which was stated as “10.2%” should have been stated as “11.7%.”

Targeted investments at June 30, 2005 constituted approximately 27% of the Registrants’ total portfolio of investments, and management does not believe the corrections reported herein are material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP CAPITAL RESOURCES COMPANY

By:	/s/ Richard A. Bernardy
Richard A. Bernardy
Secretary, Treasurer and Chief Financial Officer

Date: September 1, 2005